                                                                   EXHIBIT 10.66

================================================================================

[JPMORGAN LOGO]                       CREDIT                               FIRST
                                      SUISSE                              BOSTON

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                December 16, 2004

                                      among

                             AFC ENTERPRISES, INC.,
                                   as Borrower

                            THE LENDERS PARTY HERETO

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                          J.P. MORGAN SECURITIES INC.,
                    as Joint Bookrunner and Co-Lead Arranger

                           CREDIT SUISSE FIRST BOSTON,
                    as Joint Bookrunner and Co-Lead Arranger

                        CREDIT LYONNAIS NEW YORK BRANCH,
                            as Co-Documentation Agent

                           FLEET NATIONAL BANK, INC.,
                            as Co-Documentation Agent

                                       and

                                  SUNTRUST BANK
                            as Co-Documentation Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                              ARTICLE I Definitions

SECTION 1.01   Defined Terms........................................................................    1

SECTION 1.02   Classification of Loans and Borrowings...............................................   23

SECTION 1.03   Terms Generally......................................................................   23

SECTION 1.04   Accounting Terms; GAAP...............................................................   23

                                             ARTICLE II The Credits

SECTION 2.01   Commitments..........................................................................   23

SECTION 2.02   Loans and Borrowings.................................................................   24

SECTION 2.03   Requests for Borrowings..............................................................   24

SECTION 2.04   Swingline Loans......................................................................   25

SECTION 2.05   Letters of Credit....................................................................   26

SECTION 2.06   Funding of Borrowings................................................................   30

SECTION 2.07   Interest Elections...................................................................   30

SECTION 2.08   Termination and Reduction of Commitments.............................................   31

SECTION 2.09   Repayment of Loans; Evidence of Debt.................................................   32

SECTION 2.10   Prepayment of Loans..................................................................   32

SECTION 2.11   Amortization of Term Loans...........................................................   35

SECTION 2.12   Fees.................................................................................   36

SECTION 2.13   Interest.............................................................................   37

SECTION 2.14   Alternate Rate of Interest...........................................................   38

SECTION 2.15   Increased Costs......................................................................   38

SECTION 2.16   Break Funding Payments...............................................................   39

SECTION 2.17   Taxes................................................................................   40

SECTION 2.18   Payments Generally; Pro Rata Treatment; Sharing of Set-offs..........................   41

SECTION 2.19   Mitigation Obligations; Replacement of Lenders.......................................   42

SECTION 2.20   [Reserved]...........................................................................   44

                                   ARTICLE III Representations and Warranties

SECTION 3.01   Organization; Powers.................................................................   44

SECTION 3.02   Authorization; Enforceability........................................................   44

SECTION 3.03   Governmental Approvals; No Conflicts.................................................   44

SECTION 3.04   Financial Condition; No Material Adverse Change......................................   44

SECTION 3.05   Properties...........................................................................   45

SECTION 3.06   Litigation and Environmental Matters.................................................   46

SECTION 3.07   Compliance with Laws and Agreements..................................................   46

SECTION 3.08   Investment and Holding Company Status................................................   46

SECTION 3.09   Taxes................................................................................   46

SECTION 3.10   ERISA................................................................................   47

SECTION 3.11   Disclosure...........................................................................   47

SECTION 3.12   Licenses, etc........................................................................   47

SECTION 3.13   Labor Matters........................................................................   47

SECTION 3.14   Use of Proceeds; Margin Regulations..................................................   47

SECTION 3.15   Subsidiaries.........................................................................   47

SECTION 3.16   Security Interests...................................................................   47

SECTION 3.17   Insurance............................................................................   48

SECTION 3.18   Solvency.............................................................................   48

                                               ARTICLE IV Conditions

SECTION 4.01   Closing Date.........................................................................   48

SECTION 4.02   Each Credit Event....................................................................   50

                                          ARTICLE V Affirmative Covenants

SECTION 5.01   Financial Statements; Ratings Change and Other Information...........................   51

SECTION 5.02   Notices of Material Events...........................................................   52

SECTION 5.03   Existence; Conduct of Business.......................................................   53

SECTION 5.04   Payment of Obligations...............................................................   53

SECTION 5.05   Maintenance of Properties............................................................   53

SECTION 5.06   Books and Records; Inspection Rights.................................................   53

SECTION 5.07   Compliance with Laws.................................................................   53

SECTION 5.08   Use of Proceeds and Letters of Credit................................................   53

SECTION 5.09   Insurance............................................................................   53

SECTION 5.10   Information Regarding Collateral.....................................................   54

SECTION 5.11   Additional Subsidiaries and Real Property Assets.....................................   54

SECTION 5.12   Compliance with Contractual Obligations..............................................   56

SECTION 5.13   Further Assurances...................................................................   56

SECTION 5.14   Casualty and Condemnation............................................................   56

SECTION 5.15   End of Fiscal Years; Fiscal Quarters.................................................   56

                                           ARTICLE VI Negative Covenants

SECTION 6.01   Indebtedness.........................................................................   56

SECTION 6.02   Liens................................................................................   58

SECTION 6.03   Fundamental Changes and Asset Sales..................................................   59

SECTION 6.04   Investments, Loans, Advances, Guarantees and Acquisitions............................   59

SECTION 6.05   Swap Agreements......................................................................   60

SECTION 6.06   Restricted Payments..................................................................   60

SECTION 6.07   Transactions with Affiliates.........................................................   61

SECTION 6.08   Restrictive Agreements...............................................................   61

SECTION 6.09   Sale and Leaseback Transactions......................................................   62

SECTION 6.10   Capital Expenditure..................................................................   62

SECTION 6.11   Amendment of Material Documents......................................................   62

SECTION 6.12   Minimum Fixed Charge Coverage Ratio..................................................   62

SECTION 6.13   Interest Expense Coverage Ratio......................................................   62

SECTION 6.14   Total Leverage Ratio.................................................................   63

SECTION 6.15   [Reserved]...........................................................................   63

SECTION 6.16   Disposal of Subsidiary Stock.........................................................   63

                                         ARTICLE VII Events of Default

                                     ARTICLE VIII The Administrative Agent

                                            ARTICLE IX Miscellaneous

SECTION 9.01   Notices..............................................................................   69

SECTION 9.02   Waivers; Amendments..................................................................   70

SECTION 9.03   Expenses; Indemnity; Damage Waiver...................................................   71

SECTION 9.04   Successors and Assigns...............................................................   72

SECTION 9.05   Survival.............................................................................   74

SECTION 9.06   Counterparts; Integration; Effectiveness.............................................   75

SECTION 9.07   Severability.........................................................................   75

SECTION 9.08   Right of Setoff......................................................................   75

SECTION 9.09   Governing Law; Jurisdiction; Consent to Service of Process...........................   75

SECTION 9.10   WAIVER OF JURY TRIAL.................................................................   76

SECTION 9.11   Headings.............................................................................   76

SECTION 9.12   Confidentiality......................................................................   76

SECTION 9.13   Interest Rate Limitation.............................................................   77

SECTION 9.14   USA PATRIOT Act......................................................................   77

SECTION 9.15   Reaffirmation and Grant of Security Interests........................................   77

SECTION 9.16   Amendment and Restatement............................................................   78

SCHEDULES:

Schedule 1.1A -- Mortgaged Properties
Schedule 1.1B -- Certain Specified Asset Sales
Schedule 2.01 -- Commitments
Schedule 2.01(a) -- Continuing Lenders
Schedule 3.15 -- Subsidiaries
Schedule 3.17 -- Insurance
Schedule 5.15 -- Borrower's Fiscal Calendar
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B-1 -- Form of Opinion of Bingham McCutchen LLP (New York)
Exhibit B-2 -- Form of Opinion of Dorsey & Whitney LLP (Minnesota)
Exhibit C -- Collateral Agreement
Exhibit D -- Perfection Certificate
Exhibit E -- Form of Agreement of Subordination, Non-Disturbance and Attorment Exhibit F -- Form of Permitted Subordinated Indebtedness Provisions
Exhibit G -- Form of Mortgage

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 16, 2004, among AFC ENTERPRISES, INC., a Minnesota corporation (the "Borrower"), the LENDERS party hereto, JPMORGAN CHASE BANK ("JPMCB"), as Administrative Agent.

            The parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

      SECTION 1.01 Defined Terms as used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "AFC Holdings" means AFC Holdings of Texas, LLC, a Georgia limited liability company.

            "Acquisition Properties" means as defined in subsection 5.11(b).

            "Additional Mortgagee Policies" means as defined in subsection 5.11(c).

            "Additional Mortgages" means as defined in subsection 5.11(b).

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agreement" means this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders;
(ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders; and (iii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Credit Exposure of that Lender by (b) the aggregate Revolving Credit Exposure of all Lenders. For all other purposes with respect to each Lender, "Applicable Percentage" means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure and the Revolving Credit Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure and the aggregate Revolving Credit Exposure of all Lenders. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Facility Fee Rate", as the case may be:

            (a) Revolving Loans

  ABR           Eurodollar
Spread            Spread       Facility Fee Rate
------          ----------     -----------------
 1.75%             2.75%             0.50%

            (b) Tranche A Term Loans

 ABR            Eurodollar
Spread            Spread       Facility Fee Rate
------          ----------     -----------------
1.75%              2.75%             0.50%

            (c) Tranche B Term Loans

 ABR             Eurodollar
Spread            Spread
------           ----------
2.00%              3.00%

            "Approved Fund" has the meaning assigned to such term in Section
9.04.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R.

Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

            "Asset Sale" means a sale, lease or sub-lease (other than in the ordinary course of business), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrower or any Subsidiary Loan Party), in one transaction or a series of transactions, of all or any part of the Borrower's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of the Borrower's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), and (ii) sales of other assets for aggregate consideration of less than $3,000,000 in the aggregate during any fiscal year of the Borrower.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Revolving Loan Maturity Date and the date of termination of the Revolving Loan Commitments.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means AFC Enterprises, Inc., a Minnesota corporation.

            "Borrower Common Stock" means the common stock issued by the Borrower.

            "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Term Loan and as to which a single Interest Period is in effect or (c) a Swingline Loan.

            "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

            "Breakage Cost Cash Collateral Account" as defined in Section 8.02.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the City of Atlanta, Georgia are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

            "Cash" means money, currency or a credit balance in a Deposit
Account.

            "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign country that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (a "Cash Equivalent Bank"); (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or Cash Equivalent Bank; and (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (v) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Church's Disposition" means the sale by the Borrower of its interests and assets, in whole or in part, with respect to its Church's Chicken and Texas Chicken business, including without limitation, CT, Church's Texas and AFC Holdings pursuant (i) to that certain Asset Purchase Agreement between the Borrower and Cajun Holding Company, a Delaware corporation, dated as of October 30, 2004, as may be amended, and (ii) to a settlement or other agreement with a franchisee who has first refusal rights to assets that would otherwise be included in the Church's Disposition.

            "Church's Gross Proceeds" has the meaning assigned to such term in
Section 6.03(a)

            "Church's Texas" means Church's Texas Holdings, LLC, a Georgia limited liability company.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

            "CLO" has the meaning assigned to such term in Section 9.04.

            "Closing Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02), such date shall not be later than December 29, 2004.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

            "Collateral Agent" has the meaning set forth in the Collateral Agreement.

            "Collateral Agreement" means the Guarantee and Collateral Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

            "Collateral and Guarantee Requirement" means the requirement that:

            (a) the Administrative Agent shall have received (i) from each of the Borrower and the Subsidiary Loan Parties a counterpart of each of the Security Documents duly executed and delivered on behalf of the Loan Parties party thereto and (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date, a supplement to each Security Document, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

            (b) all outstanding Equity Interests of each Subsidiary Loan Party and other Subsidiaries not subject to an applicable restrictive agreement permitted pursuant to Section 6.08 shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if certificated), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

            (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note or other instrument and shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received all such promissory notes and other instruments, together with instruments of transfer with respect thereto endorsed in blank;

            (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the first priority Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording, all subject to the Permitted Encumbrances;

            (e) the Administrative Agent shall have received on the Closing Date or within 120 days thereafter: (i) counterparts of a Mortgage with respect to each Mortgaged Property described on Schedule 1.1A (an "Initial Mortgage"), duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of ALTA title insurance each in an amount not less than the book value of such Mortgaged Property issued by a nationally recognized title insurance company insuring the Lien of each such Initial Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Mortgaged Property is located with respect to the enforceability of the form(s) of the Initial Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent,
      (iv) such surveys, abstracts, appraisals and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; and

            (f) each Loan Party shall have obtained all consents and approvals required (without giving effect to Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware) to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loans, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments is $105,709,272.

            "Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Borrower and its Subsidiaries during that period to acquire (by purchase or otherwise) (a) the business, property or fixed assets of any Person, or (b) stock or other evidence of beneficial ownership of any Person to the extent the purchase price of such stock or other evidence of beneficial ownership of such Person is appropriately allocated to property, plant, or equipment in accordance with GAAP; provided, however, Consolidated Capital Expenditures shall not include expenditures made from the proceeds of any insurance or condemnation payments (or payments made in lieu of condemnation) received by Borrower and its Subsidiaries and used to repair or replace the damaged property with respect to which such proceeds were received.

            "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

            "Consolidated Current Assets" means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP excluding Cash and Cash Equivalents.

            "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP excluding, however, the current portion of long-term Indebtedness.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted from revenues in determining such Consolidated Net Income for such period, the sum of
(i) the aggregate amount of consolidated interest expense for such period, (ii) the aggregate amount of all provisions for all taxes (whether or not paid, estimated or accrued) based upon or determined by reference to the income and profits for such period, (iii) all amounts attributable to depreciation, amortization (including but not limited to amortization of goodwill and other intangible assets, amortization and write-offs of financing costs and premiums paid in connection with any early extinguishment of Indebtedness) and any non-cash impairment charges related to goodwill, other intangible or long-lived assets for such period, (iv) all extraordinary, unusual or non-recurring charges (including without limitation, restructuring charges associated with the Church's Disposition, but only to the extent cash reserves have been established with respect to such restructuring charges), (v) costs and consulting fees of not more than $4,000,000 related to productivity studies completed in 2003 and non-recurring costs, charges and expenses directly related to the restatement of the 2000, 2001 and 2002 financial statements, in each case, as certified by a Financial Officer and together with a schedule describing such costs, charges and expenses in reasonable detail, (vi) charges, reserves and provisions made with respect to litigation, in each case to the extent cash reserves have been established with respect to such charges, reserves and provisions whether or not deposited or held in the Breakage Cost Collateral Account and (vii) all other non-cash charges, minus (b) without duplication and to the extent added to revenues in determining such Consolidated Net Income for such period, the sum of all extraordinary gains during such period, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated EBITDAR" means, for any period, Consolidated EBITDA plus Consolidated Rental Expense.

            "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary, mandatory and scheduled repayments of Consolidated Total Indebtedness (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments and mandatory repayments of the Loans), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures or equity contributions applied to finance such expenditures), (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based upon or determined by reference to income of Borrower and its Subsidiaries and payable in cash with respect to such period, (e) to the extent not included in Consolidated Capital Expenditures, payments made in connection with Permitted Acquisitions (net of any proceeds of any related financing with respect to such expenditures or equity contributions applied to finance such expenditures), and
(f) to the extent not otherwise deducted in calculating Consolidated Net Income or included in Consolidated Capital Expenditures, payments made under Permitted Earnout Agreements.

            "Consolidated Fixed Charges" means for any period, the sum of (a) the aggregate amount of scheduled principal payments made during such period on Indebtedness, including Capital Lease Obligations, of the Borrower and its Subsidiaries, (b) Consolidated Cash Interest Expense, and (c) Consolidated Rental Expense of Borrower and its Subsidiaries.

            "Consolidated Interest Expense" means, for any period, the interest expense, both expended and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and its Subsidiaries during such period (excluding any amortization or write-off of financing costs otherwise included therein and excluding any fees paid pursuant to Section 2.12 hereof and the write-off of unamortized deferred financing costs taken by Borrower in connection with the refinancings of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries), net of interest income of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Maintenance Capital Expenditures" means, for any period, the aggregate amount of all Consolidated Capital Expenditures actually paid by Borrower and its Subsidiaries during that period for repair or maintenance of property, plant or equipment.

            "Consolidated Net Income" means, for any period, (i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

            "Consolidated Rental Expense" for any period, the aggregate amount of fixed and contingent rentals payable by Borrower and its Subsidiaries for such period with respect to operating (non-capital) leases of real and personal property determined on a consolidated basis in accordance with GAAP.

            "Consolidated Total Indebtedness" means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date.

            "Consolidated Working Capital" means, as at any date of determination, the amount (which may be a negative number) obtained by subtracting Consolidated Current Liabilities from Consolidated Current Assets.

            "Consolidated Working Capital Adjustment" means, for any fiscal year, the amount (which may be a negative number) obtained by subtracting (i) Consolidated Working Capital as of the end of such fiscal year from (ii) Consolidated Working Capital as of the beginning of such fiscal year.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Conversion Strategy" means sales by Borrower and Subsidiary Loan Parties to franchisees thereof of restaurants and other outlets and units with respect to direct marketing areas.

            "CT" means CT Restaurants, L.P., a Texas limited partnership owned by Church's Texas as general partner and AFC Holdings as limited partner.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Deposit Account" means a demand, time, savings, and passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Dividend Amount" has the meaning assigned to such term in Section 6.06(a).

            "dollars" or "$" refers to lawful money of the United States of America.

            "Employee Tax Loan Notes" mean the promissory notes evidencing the loans made to employees of Borrower to cover their tax liabilities in connection with grants made to such employees under Borrower's 1996 Stock Bonus Plans.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests " means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by reference to) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

            "Existing Credit Agreement" means the Credit Agreement (as amended), dated as of May 23, 2002 by and among AFC Enterprises, Inc., JPMorgan Chase Bank, as Administrative Agent, and the Existing Lenders.

            "Existing Lenders" means Lenders who have extended certain credit facilities to the Borrower pursuant to that certain Existing Credit Agreement.

            "Existing Revolving Loans" means the Revolving Loans made pursuant to the Existing Credit Agreement.

            "Existing Term Loans" means the Tranche A Term Loan and the Tranche B Term Loan made pursuant to the Existing Credit Agreement.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Covenants" means the covenants set forth at Sections 6.10, 6.12, 6.13 and 6.14 hereof.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Flood Hazard Property" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or
advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit or contingent liabilities or obligations with respect to assigned or subleased operating leases in the ordinary course of business.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to loans or monetary advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable and due within 12 months incurred in the ordinary course of business,
(ii) obligations incurred under ERISA and (iii) obligations incurred under Permitted Earnout Agreements, other than in the case of (ii) and (iii) to the extent recorded as Indebtedness on the consolidated balance sheet of the Borrower), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The contingent liability of a Person arising from guaranties of operating leases which are assigned or sublet in the ordinary course of business shall not constitute Indebtedness.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Index Debt" means senior, secured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

            "Information Memorandum" means the Confidential Information Memorandum dated April 2002 relating to the Borrower and the Existing Credit Agreement.

            "Initial Effective Date" means the date prior to June 30, 2002 on which the conditions specified in Section 4.01 under the Existing Credit Agreement were satisfied (or waived in accordance with Section 9.02).

            "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

            "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Loan Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Investment" means any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances (excluding (A) accounts receivables of the Borrower and its Subsidiaries that (i) are payable within 180 days, (ii) are incurred in ordinary course of business and (iii) are incurred on commercially reasonably terms, to the extent such accounts receivables may constitute a loan or advance and (B) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit.

            "Issuing Bank" means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "LC Exposure Reduction Amount" has the meaning set forth in Section 6.06(a).

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, the Collateral Agreement and the other Security Documents.

            "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Margin Stock" shall have the meaning provided such term in Regulation U.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, property, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Loan Documents, (c) (i) the ability of the Borrower or the Subsidiary Loan Parties to perform any of their respective obligations under the Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to enforce the Obligations or (d) the rights of or benefits available to the Lenders under the Loan Documents.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

            "Material Subsidiary" shall mean a Subsidiary or Subsidiaries that, as of the end of the most recent ended fiscal quarter, account individually or in the aggregate for 5% or more of the Borrower's consolidated (i) total assets,
(ii) shareholders' equity, (iii) operating income (calculated for the four most recent fiscal quarters) or (iv) total revenue, determined in each case in accordance with GAAP.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be substantially in the form of Exhibit G.

            "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.1A, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Loan Parties to third parties (other than Affiliates) in connection with such event, including without limitation, underwriting discounts and commissions and other reasonable transaction costs associated therewith, (ii) in the case of a sale, transfer of other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or condemnation or similar proceeding), the amount of all payments required to be made by the Loan Parties as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and taxes reasonably estimated to be actually payable as a result of such asset disposition within two years of the date of such disposition, (iii) reasonable reserves taken by Borrower in accordance with GAAP against any liabilities (actual or contingent) retained by Borrower as determined (in the case of any such reserves in excess of $1,000,000) by the Board of Directors of Borrower in its reasonable good faith judgment and evidenced by a resolution of the Board of Directors, and (iv) reasonable employee termination costs payable in connection with Asset Sales; provided, that any reduction in such reserve will be treated for all purposes of this Agreement as a new Asset Sale at the time of such reduction with Net Proceeds equal to the amount of such reduction.

            "Non-Consenting Lender" has the meaning assigned to such term in
Section 2.19(c).

            "Obligations" has the meaning assigned to such term in the Collateral Agreement.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "Participant" has the meaning set forth in Section 9.04.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Perfection Certificate" means a certificate provided by the Administrative Agent to the Borrower or any other form approved by the Administrative Agent substantially in the form of Exhibit D.

            "Permitted Acquisition" means any acquisition by the Borrower or its Subsidiary Loan Parties of the assets of, or all of the Equity Interests in, a Person or division or line of business of a Person that is engaged in a line or lines of business reasonably related (ancillary or complementary) to the line of business or lines of business of the Borrower or any Subsidiary if, immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) in the case of an acquisition of Equity Interests in a Person, 100% of the Equity Interests in such Person, and any other Subsidiary resulting from such acquisition, shall be owned directly or indirectly by the Borrower or a Subsidiary Loan Party and all actions required to be taken, if any, with respect to each Subsidiary resulting from such acquisition under Sections 5.11 and 5.13 have been or are concurrently taken,
(c) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the Financial Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (d) the business acquired shall be related to the food service industry or suitable for or related to franchising and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses
(a), (c) and (d) above, together with all relevant financial information for the business or entity being acquired.

            "Permitted Earnout Agreements" shall mean any agreement by Borrower or one of its Subsidiaries to pay (i) the seller or sellers of any Person or assets acquired in accordance with the provisions of this Agreement at any time following the consummation of such acquisition by reference to the financial performance of the assets acquired or (ii) the purchaser or purchasers in connection with any Asset Sales the amounts of any deferred maintenance obligations or monies from repair escrow agreements; provided that the aggregate amount of all such payments which may be owed under such agreements contemplated by clauses (i) and (ii) at any time of determination shall not exceed $15,000,000.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes, assessments or governmental charges or claims that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
      Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

            (f) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on real property that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary at the Real Property Assets subject to such Liens;

            (g) leases or subleases to the extent permitted hereunder granted to others not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

            (h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

            (i) Liens on goods held by suppliers arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and as long as such Lien remains unperfected;

            (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (k) rights of franchisees under franchise agreements in keeping with the Borrower's historical practices;

            (l) with respect to any Real Property Asset in which the Borrower owns a leasehold estate, any defect or encumbrance caused by or arising out of the failure to record the lease or a memorandum thereof in the applicable real property records in the county where such Real Property Asset is located other than any defect or encumbrance created or suffered by the Borrower; and

            (m) the effect of any moratorium, eminent domain or condemnation proceedings;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means:

            (n) investments in Cash or Cash Equivalents;

            (o) investments consisting of notes received from employees of Borrower and its Subsidiaries in connection with, and in an amount not to exceed the purchase price of, their purchase of Borrower Common Stock, provided such notes are secured by the Borrower Common Stock being purchased with the proceeds thereof;

            (p) investments held or to be held by a grantor trust established by Borrower for the purpose of providing a deferred compensation plan for certain members of management; provided that the aggregate amount of all such investments made shall not at any time exceed $10,000,000;

            (q) investments in Subsidiary Loan Parties;

            (r) investments owned by Borrower or its Subsidiaries as set forth on Schedule 1.1B;

            (s) investments consisting of notes received in connection with Specified Asset Sales or Asset Sales to the extent permitted under Section 6.03; and

            (t) investments by way of loans evidenced by the Employee Tax Loan Notes in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

            "Permitted Joint Venture Investment" means one or more Investments by the Borrower in Joint Ventures; provided that, (i) each such Joint Venture interest shall be at least 10% of the total Joint Venture interests of each such Joint Venture and (ii) the businesses of each such Joint Venture shall consist of the development and operation of a business which may be conducted by the Borrower hereunder.

            "Permitted Sale Leaseback" means the proposed sale leaseback of the Borrower's San Antonio office and distribution facility.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA."

            "Prepayment Event" means:

            (u) any sale, transfer or other disposition (including without limitation pursuant to a sale and leaseback transaction or the issuance of Capital Stock of the Subsidiaries (other than in connection with a Permitted Acquisition)) or sale and transfer of obsolete or surplus assets; or

            (v) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, other than casualties, insured damage or takings resulting in aggregate Net Proceeds not exceeding $250,000 per occurrence or $1,000,000 in the aggregate during any fiscal year of the Borrower; or

            (w) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01; or

            (x) any return to the Borrower or any of its Subsidiaries of any surplus assets of any pension plan of the Borrower or any of its Subsidiaries.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Real Property Assets" means fee owned or leasehold estate interests as lessee of Borrower or any of its Subsidiaries in land, buildings, improvements, and fixtures attached thereto, other than mall located, kiosk and "in-line unit" type property and office leases (excluding such office leases derived from ground leases).

            "Register" has the meaning set forth in Section 9.04.

            "Regulation D," "Regulation U" and "Regulation X" shall mean, respectively, Regulation D, Regulation U and Regulation X of the Federal Reserve Board.

            "Regulatory Shares" means, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to Persons other than Borrower or a wholly owned Subsidiary of Borrower in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed one percent of the total outstanding shares of equity such Person and any owners of such shares irrevocably covenant with Borrower to remit to Borrower or waive any dividends or distributions paid or payable in respect of such shares.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Replacement Lender" has the meaning assigned to such term in
Section 2.19(c).

            "Required Lenders" means, at any time, Lenders having Revolving Credit Exposure, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

            "Revolving Loan" means a Loan made pursuant to Section 2.01.

            "Revolving Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Revolving Loan hereunder during the Availability Period in the principal amount as set forth on Schedule 2.01. The aggregate amount of such Commitments of the Revolving Loan Lenders is $50,000,000.

            "Revolving Loan Maturity Date" means March 31, 2006.

            "S&P" means Standard & Poor's.

            "Security Documents" means the Collateral Agreement, the Mortgages, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.13 to secure any of the Obligations.

            "Specified Asset Sales" means Asset Sales with respect to (i) sales or leases or transfers of franchise related properties to franchisees pursuant to the Borrower's "turnkey" development programs, (ii) sales, leases or transfers of franchises and related assets and properties repossessed or reacquired by the Borrower from franchisees and subsequently resold to new franchisees all in the ordinary course of business, (iii) sales or dispositions of franchise related properties and assets that are no longer in operation and are surplus to the Borrower's needs in the ordinary course of business in an amount not in excess of $5,000,000 in any twelve month period; provided that such limitation shall not apply to sales and dispositions of the assets listed on Schedule 1.1C hereto, (iv) exchanges of properties or assets for other properties or assets (other than cash or cash equivalents) that (1) are useful in the business of the Borrower and its Subsidiaries as then being conducted and (2) have a fair market value at least equal to the fair market value of the assets or properties being exchanged (as evidenced by a resolution of the directors of the Borrower in the case of transactions having a fair market value in excess of $1,000,000) in the ordinary course of business and (v) sales of franchise related properties in connection with a market relocation program or the Borrower's Conversion Strategy.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Debt" means the subordinated debt evidenced by the Senior Subordinated Notes or other subordinated Indebtedness issued or incurred by the Borrower subordinated in right of payment to the payment in full of the Obligations of the Borrower to the Loan Parties under the Loan Documents and other senior obligations of the Borrower; provided that (i) the negative covenants in such subordinated Indebtedness are less burdensome than the negative covenants in this Agreement as in effect at the time such subordinated Indebtedness is incurred, (ii) the affirmative covenants in such subordinated Indebtedness are no more burdensome than the affirmative covenants in this Agreement as in effect at the time such subordinated Indebtedness is incurred,
(iii) the events of default in such subordinated Indebtedness relating to insolvency and nonpayment of amounts owed thereunder are no more restrictive than the corresponding defaults in this Agreement as in effect at the time such subordinated Indebtedness is incurred, (iv) such subordinated Indebtedness does not cross-default to other Indebtedness (but may cross-accelerate to other material Indebtedness of Borrower or any Subsidiary that has guaranteed such subordinated Indebtedness), (v) the subordination provisions in such subordinated Indebtedness are either (A) reasonably satisfactory to the Administrative Agent or (B) substantially the same as the subordination provision set forth on Exhibit F hereto, (vi) such subordinated Indebtedness does not provide for any scheduled payment or mandatory prepayment of principal earlier than one (1) year after the final maturity of Loans under this agreement other than redemptions made at the option of the holders of such subordinated Indebtedness upon a change in control of the Borrower in circumstances that would also constitute a Change of Control under this Agreement (provided that any such redemption cannot be made fewer than 30 days after such change in control and that any such redemption is fully and absolutely subordinated to the indefeasible payment in full of all principal, interest and other amounts under the Loan Documents) and (vii) no Default or Event of Default shall have occurred and be continuing at the date of incurrence.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the Borrower.

            "Subsidiary Loan Party" means any wholly-owned Subsidiary (direct or indirect) that is not a Foreign Subsidiary, any Subsidiary that is designated a Subsidiary Loan Party by the Borrower or any Subsidiary that is otherwise classified as a Subsidiary Loan Party hereunder.

            "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "Swingline Lender" means JPMCB, in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.04.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Term Loans" means the Tranche A Term Loan and the Tranche B Term Loan.

            "Terminated Lender" has the meaning assigned to such term in Section 2.19(c).

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Title Company" means any of Chicago Title Insurance Company, Stewart Title and Guaranty Company, Commonwealth Title Insurance Company and First American Title Insurance

Company or such other reputable title insurance company reasonably satisfactory to the Administrative Agent.

            "Total Leverage Ratio" means, on any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date less the amounts on deposit in the Breakage Cost Cash Collateral Account as of such date, to (b) Consolidated EBITDA for the period of four immediately preceding fiscal quarters of the Borrower ended on such date.

            "Tranche A Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

            "Tranche A Term Loan Commitment" means, (a) in the case of each Lender that is a Lender on the date hereof, the commitment of such Lender to make a Tranche A Term Loan hereunder in the principal amount as set forth on
Schedule 2.01 and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche A Term Loan Commitment" in the Assignment and Assumption pursuant to which such Lender assumed a portion of the Tranche A Term Loan. The aggregate amount of such Commitments of the Tranche A Term Loan Lenders is $13,977,502.67.

            "Tranche A Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender.

            "Tranche A Term Loan Maturity Date" means March 31, 2006.

            "Tranche B Term Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

            "Tranche B Term Loan Commitment" means, (a) in the case of each Lender that is a Lender on the date hereof, the commitment of such Lender to make a Tranche B Term Loan hereunder in the principal amount as set forth on
Schedule 2.01 and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche B Term Loan Commitment" in the Assignment and Assumption pursuant to which such Lender assumed a portion of the Tranche B Term Loan. The aggregate amount of such Commitments of the Tranche B Term Loan Lenders is $41,731,769.31.

            "Tranche B Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender.

            "Tranche B Term Loan Maturity Date" means March 31, 2006.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Loan Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

      SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

      SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Existing Lender listed on Schedule 2.01 hereto agrees (a) that the Existing Term Loans made by such Existing Lender under the Existing Credit Agreement shall remain outstanding on and after the Closing Date as "Tranche A Term Loans" and "Tranche B Term Loans", as applicable, made pursuant to this Agreement in the same pro rata amount of such Existing Lenders pro rata share of the Existing Term Loans and such Existing Term Loans shall on and after the Closing Date have all of the rights and benefits of the Tranche A Term Loans and Tranche B Term Loans as set forth in this Agreement and the other Loan Documents and (b) that the Existing Revolving Loans made by such Existing Lender under the Existing Credit Agreement shall remain outstanding on and after the Closing Date as "Revolving Loans" made pursuant to this Agreement in the same pro rata amount of such Existing Lenders pro rata share of the Existing Revolving Loans and such Existing Revolving Loans shall on and after the Closing Date have all of the rights and benefits of the Revolving Loans as set forth in this Agreement and the other Loan Documents. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

      SECTION 2.02 Loans and Borrowings. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (a) Subject to Sections 2.07 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Closing Date must be made as ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Swingline Loan shall bear interest at a rate equal to the Swingline Lender's quoted cost of funds plus the Eurodollar Spread for Tranche B Term Loans, but in no event will such rate exceed a rate equal to the Alternate Base Rate plus ABR Spread for Revolving Loans, provided that for all other purposes each Swingline Loan shall be deemed to be an ABR Loan.

            (b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Loan Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

            (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Loan Maturity Date, the Tranche A Term Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, (taking into consideration that the Tranche B Term Loan Maturity Date occurs subsequent to the Tranche A Term Loan Maturity Date and the Revolving Loan Maturity Date).

      SECTION 2.03 Requests for Borrowings. To request a Revolving Loan Borrowing or a Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Loan Borrowing, a Tranche A Term Loan Borrowing or a Tranche B Term Loan Borrowing;

            (ii) the aggregate amount of the requested Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04 Swingline Loans(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 and (ii) the total Revolving Credit Exposures exceeding the total Revolving Loan Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower as designated in the Borrowing Request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in
      Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Loan Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Loan Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Loan Lender, specifying in such notice such Revolving Loan Lender's Applicable Percentage of such Swingline Loan or Loans.

      Each Revolving Loan Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Loan Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Loan Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section
      2.06 with respect to Loans made by such Revolving Loan Lender (and Section
      2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Loan Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Loan Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Loan Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

      SECTION 2.05 Letters of Credit (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC

      Exposure shall not exceed $25,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Loan Commitments.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Loan Maturity Date; provided that the immediately preceding clause (i) shall not prevent the Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year, each upon prior written request of Borrower which will be provided at least 40 days prior to the expiration of such Letter of Credit, so long as Issuing Bank notifies Borrower or such beneficiary, as the case may be, in writing not less than 20 days prior to the expiration date that it has agreed to extend for any such additional period; and provided further, that no such extension will be made if a Default has occurred and is continuing (and has not been waived) at the time Issuing Bank must elect whether or not to allow such extension.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Loan Lender, and each Revolving Loan Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Loan Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Loan Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Loan Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Loan Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000 the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
      Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Loan Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Loan Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Loan Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Loan Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Loan Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Loan Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Loan Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Loan Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Loan Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Loan Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time with the written consent of the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, each of which consents shall not be unreasonably withheld. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
      (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause
      (i) or (j) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent or at the request of the Borrower, and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.07 Interest Elections (a) Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Revolving Loan Borrowing or the Term Loan Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Loan Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing
      (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      SECTION 2.08 Termination and Reduction of Commitments. (a) [Reserved.]

            (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or lesser amount if the outstanding Revolving Loan Commitments are less) and (ii) the Borrower shall not terminate or reduce the Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Revolving Loan Commitments.

            (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Loan Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Loans Commitments shall be permanent. Each reduction of the Revolving Loan Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Loan Commitments.

      SECTION 2.09 Repayment of Loans; Evidence of Debt (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Loan Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of such Lender's Tranche A Term Loan on the Tranche A Term Loan Maturity Date and the unpaid principal amount of such Lender's Tranche B Term Loan on the Tranche B Term Loan Maturity Date and
(iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Loan Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      SECTION 2.10 Prepayment of Loans (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

            (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Loan Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Loan Borrowing or a Term Loan Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Loan Borrowing or any Term Loan Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Loan Borrowing or a Term Loan Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Revolving Loan Borrowing or a Term Loan Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

            (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within one Business Day after such Net Proceeds are received, prepay Term Loan Borrowings in accordance with paragraph (e) below in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term Prepayment Event or in the case of any issuance of Capital Stock by the Subsidiaries to finance a Permitted Acquisition, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event or issuance (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to (i) acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries (or in the case of an event described in clause (b) of the definition of the term Prepayment Event, to promptly and diligently apply such Net Proceeds to pay or reimburse the cost of repairing or restoring or replacing the assets in respect of which such Net Proceeds were received) or (ii) make Permitted Acquisitions, within 360 days of receipt thereof (other than Net Proceeds received from business interruption insurance for working capital and general corporate purposes), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 360 day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied. In addition, in the event and on each occasion that the Borrower or any Subsidiary shall sell, lease or otherwise dispose of any asset (whether or not such transaction shall constitute a Prepayment Event), if the Borrower would be required to prepay or redeem, or to offer to prepay or redeem, any Subordinated Debt as a result of such transaction unless the proceeds of such transaction are applied within a specified period to prepay Term Loan Borrowings (or otherwise reinvested as permitted in accordance with the terms of such Subordinated Debt), then the Borrower shall (unless such proceeds are otherwise reinvested within the specified period in a manner that relieves the Borrower of any such requirement in respect of the Subordinated Debt) prepay Term Loan Borrowings in accordance with paragraph (e) below within such specified period to the extent necessary to relieve the Borrower of any such requirement. In the event the Borrower receives any such Net Proceeds (not immediately reinvested in accordance with this Section 2.10(c)) in excess of $10,000,000 in the aggregate in any fiscal year, the Borrower shall within three Business Days of receipt thereof, deposit such excess Net Proceeds in the Breakage Cost Cash Collateral Account, pending the application of such Net Proceeds in accordance with this Section 2.10(c). Notwithstanding anything to the contrary set forth herein, at the Borrower's option, the Net Proceeds from Specified Asset Sales may be used to prepay Revolving Loans, provided such amount may only be re-borrowed as Revolving Loans to make reinvestments or prepayments in accordance with this Section 2.10(c). Furthermore, notwithstanding anything to the contrary set forth above, the Borrower shall be not be required to apply the cash proceeds of the Church's Disposition as prepayments against the Loans

            (d) Following the end of each fiscal year of the Borrower, the Borrowers shall prepay Term Loan Borrowings in an aggregate amount equal to: (i) 50% of Consolidated Excess Cash Flow for such fiscal year in accordance with paragraph (e) below if the Total Leverage Ratio is greater than or equal to 2.00 to 1.00 on the last day of such fiscal year or (ii) 25% of Consolidated Excess Cash Flow for such fiscal year in accordance with paragraph (e) below if the Total Leverage Ratio is less than 2.00 to
      1.00 on the last day of such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which the certificate of the Financial Officer of the Borrower is delivered pursuant to Section
      5.01 with respect to the fiscal year for which Consolidated Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year); provided, further, that in no event shall any Lender be required to refund any amounts prepaid.

            (e) Prior to any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (b) of this Section. In the event of any mandatory prepayment of Term Loan Borrowings made at a time when Term Loan Borrowings of more than one Class remain outstanding, the Borrower shall select Term Loan Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Tranche A Term Loan Borrowings and the Tranche B Term Loan Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Term Loan Lender may elect (so long as amounts are outstanding under the Tranche A Term Loans), by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case Borrower may elect to retain up to 50% of the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined and the balance thereof not retained by Borrower shall be applied to prepay Tranche A Term Loan Borrowings.

            (f) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.10, (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of ABR Loans which are of the Class required to be prepaid, and no Default exists or is continuing, then on such Prepayment Date, at any time following the establishment of the Breakage Cost Cash Collateral Account pursuant to Section 8.02, at the election of Borrower,
      (i) Borrower shall deposit Dollars into the Breakage Cost Cash Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans which are of the Class required to be prepaid shall be required to be prepaid on such Prepayment

      Date and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Class required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Breakage Cost Cash Collateral Account (and liquidate investments held in the Breakage Cost Cash Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Breakage Cost Cash Collateral Account. Notwithstanding any prepayment of Loans made in connection the foregoing, the Borrower shall maintain in the Breakage Cost Collateral Account an amount not less than $110,500,000 (the "Escrow Amount") from the proceeds of the Church's Disposition; provided, that to the extent the Revolving Credit Exposure on the Closing Date exceeds $24,706,330, the Escrow Amount shall be increased by a like amount on a dollar for dollar basis. None of the Escrow Amount shall be released from the Breakage Cost Collateral Account without the written consent of each Lender; provided, however, that (i) upon written request by the Borrower an aggregate amount of $30,000,000 may be released upon approval by the Administrative Agent in its sole discretion, (ii) Borrower may use the Escrow Amount to prepay all of the outstanding Loans, provided, that the Borrower must at the same time irrevocably terminate (such termination being permanent) all of the outstanding Revolving Loan Commitments, (iii) to the extent the Borrower makes any prepayments of the Loans (and in the case of Revolving Loans to make simultaneous permanent reductions in the Revolving Loan Commitments in an amount equal the amount of such prepayments) in excess of $30,000,000, the Escrow Amount shall be reduced by such amount above $30,000,000 on a dollar for dollar basis and
      (iv) to the extent there are no outstanding Term Loan Commitments, the Escrow Amount shall be reduced on a dollar for dollar basis with the amount of any permanent reductions in the Revolving Loan Commitments.


      SECTION 2.11 Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay the Tranche A Term Loan on each date set forth below in the aggregate principal amount equal to the amount of the Tranche A Term Loans set forth opposite such date:

Date                                                    Installment
----                                                   -------------
December 31, 2004...................................   $  998,393.05
March 31, 2005......................................   $  998,393.05
June 30, 2005.......................................   $  998,393.05
September 30, 2005..................................   $1,247,991.31
December 31, 2005...................................   $1,247,991.31
Tranche A Term Loan Maturity Date...................   $8,486,340.91

            (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay the Tranche B Term Loan on each date set forth below in the principal amount equal to the aggregate amount of the Tranche B Term Loans set forth opposite such date:

Date                                                         Installment
----                                                       --------------
December 31, 2004......................................    $   106,730.87
March 31, 2005.........................................    $   106,730.87
June 30, 2005..........................................    $   106,730.87
September 30, 2005.....................................    $   106,730.87
December 31, 2005......................................    $   106,730.87

Tranche B Term Loan Maturity Date......................    $41,198,114.97

            (c)To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Term Loan Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Maturity Date.

            (d) Any prepayment of a Term Loan Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section ratably. If the aggregate amount of the Lenders' Term Loan Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Closing Date, then the scheduled repayments of Term Loan Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

            (e) Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 noon., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

      SECTION 2.12 Fees. (a) Borrower agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Applicable Percentage
(i) of the Revolving Loan Commitments (other than Swingline Loan Commitments), commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Maturity Date, equal to the average of the daily excess of the Revolving Loan Commitments, as then in effect, over the sum of the aggregate principal amount of Revolving Credit Exposure multiplied by the applicable Facility Fee Rate and (ii) commitment fees for the period from and including the Closing Date to and excluding the Tranche A Term Loan Borrowing Date, equal to the Tranche A Term Loan Commitment multiplied by the applicable Facility Fee Rate. Accrued facility fees shall be payable in arrears on the third business day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of

      March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

      SECTION 2.13 Interest.

            (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. Notwithstanding anything set forth in this Agreement, Swingline Loans shall bear interest at the Swingline Lender quoted cost of funds plus the Applicable Rate (Eurodollar Spread) for Tranche B Term Loans; provided, however, that Swingline Loans shall bear interest at a rate no higher than at the Alternate Base Rate plus the Applicable Rate (ABR Spread) for Revolving Loans.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest in the case of a Eurodollar Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Loan Commitments; provided that
      (i) interest accrued pursuant to subsection (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            (f) [Reserved].

      SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

            (b) the Administrative Agent is advised by the any of the Lenders that the making of Eurodollar Loan (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by facsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).

      Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Loan then being requested by Borrower pursuant to a Borrowing Request or a notice of conversion/continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a ABR Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into ABR Loans on the date of such termination.

      Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Loan then being requested by Borrower pursuant to a Borrowing Request or a notice of conversion/continuation, Borrower shall have the option to rescind such Borrowing Request or notice of conversion/continuation as to all Lenders by giving notice (by facsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives and Borrower receives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection (b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Loans in accordance with the terms of this Agreement.

      SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

            (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in subsections
      (a) or (b) of this Section 2.15 and setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender or Issuing Bank, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the basis for calculating the amounts owed shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      SECTION 2.17 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, setting forth in reasonable detail the basis for calculating the additional amounts owed, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. For any period with respect to which a Foreign Lender has failed to provide Borrower with the appropriate form, certificate or other document requested by Borrower, such Foreign Lender shall not be entitled to indemnification with respect to Taxes by reason of such failure unless such form is provided within a reasonable time after the end of such period.

            (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

      SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly on behalf of the Persons entitled thereto. Payment to the Administrative Agent other than as described above shall constitute payment to the Lender. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14, 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender, in such Lender's reasonable judgment, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and
      (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            (c) Anything contained herein to the contrary notwithstanding, in the event that in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.02, the consent of one or more Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained; then, with respect to such Non-Consenting Lender (the "Terminated Lender"), the Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more assignees (each a "Replacement Lender") in accordance with the provisions of Section 9.04 and the Borrower shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.12, (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.16, 2.15 or 2.17; or otherwise as if it were a prepayment and (3) each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, the Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, the Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

      SECTION 2.20 [Reserved].

                                  ARTICLE III

                         Representations and Warranties

            The Borrower represents and warrants to the Lenders on the Closing Date, on the date of each Borrowing and on the date of issuance of each Letter of Credit, that:

      SECTION 3.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02 Authorization; Enforceability. The Agreement and the transactions contemplated hereby are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and the Security Documents has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03 Governmental Approvals; No Conflicts. The Agreement and the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority which has not been or will not be timely obtained, registered or filed, as the case may be, except (x) as such have been obtained or made and are in full force and effect or (y) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries other than as anticipated and created under the Loan Documents.

      SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 28, 2003, reported on by KMPG LLP, independent public accountants, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of such dates and for such periods in accordance with GAAP.

            (b) Since December 28, 2003, there has been no adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole which would have or could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.05 Properties. (a) Each of the Borrower and its Subsidiaries has good, marketable fee title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances and minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) With respect to substantially all of the operating leases for Real Property Assets (each a "Real Property Lease") pursuant to which the Borrower or one of its Subsidiaries has a leasehold interest, each of the following is true except to the extent that, if not true, the consequences of same would not reasonably be expected to result in a Material Adverse
      Effect:

            (i) such Real Property Leases are in full force and effect;

            (ii) to the best knowledge of Borrower, all rent, additional rent and/or other charges reserved in or payable by Borrower or its applicable Subsidiary, as tenant, under the Real Property Leases, have been paid to the extent that they have been determined and are payable to the date hereof and are not being contested in good faith by Borrower, any such amounts being contested have been paid or rescinded for by Borrower or its applicable Subsidiary, and no such contest may reasonably be expected to result in the exercise by the applicable landlord of a remedy of termination of such Real Property Lease;

            (iii) to the actual knowledge of Borrower, no Person has questioned Borrower's or its applicable Subsidiary's quiet and peaceful possession of the premises which are the subject of such Real Property Lease;

            (iv) no default by Borrower or its applicable Subsidiary, as tenant, under any of the material terms of any Real Property Lease has occurred and remains uncured; nor, to the best knowledge of Borrower, is there any existing condition which, with the passage of time or the giving of notice, or both, would result in a default by Borrower or its applicable Subsidiary under the terms of any Real Property Lease;

            (v) Borrower covenants and agrees that it shall, or shall cause its applicable Subsidiary to, other than in the ordinary course of business and if such action would not reasonably be expected to result in a Material Adverse Effect,: (A) promptly and faithfully observe, perform and comply with all the material terms, covenants and provisions of each Real Property Lease on its part to be observed, performed and complied with, within the applicable grace periods, if any; (B) refrain from doing anything, as a result of which, there could be a material default under or a breach of any of the terms of any Real Property Lease; (C) not do, permit or suffer any event or omission as a result of which there would occur a default or breach under any Real Property Lease after the passing of the applicable grace periods, if any; (D) not cancel, terminate, surrender, modify, amend or in any way alter or permit the alteration of any of the provisions of any Real Property Lease or grant any material consents or waivers thereunder; and not exercise any right it may have under any Real Property Lease to cancel or surrender the same without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; and (E) give the Administrative Agent any notice of any default under any "Material Real

      Property Leases" received or sent by Borrower or its applicable Subsidiary, within three (3) Business Days and promptly deliver to the Administrative Agent a copy of all responses to default notices, similar instruments received or delivered by Borrower or its applicable Subsidiary, in connection with any Material Real Property Leases. As used herein, "Material Real Property Lease" means the office lease for Borrower's headquarters at Six Concourse Parkway, Atlanta, Georgia and any other lease the Borrower or its Subsidiaries may enter into with an aggregate value of rental payments exceeding $100,000 in any 12 month period.

            (c) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (d) The properties listed on Schedule 1.1A are all of Borrower's existing fee owned real property assets in Texas, Arizona, Mississippi, New Mexico, Missouri and California as of the Closing Date.

      SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Loan Documents.

            (b) Except for with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
      (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      SECTION 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No material default has occurred and is continuing with respect to any of the aforementioned in this
Section 3.07.

      SECTION 3.08 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

      SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 3.12 Licenses, etc. The Borrower and each of its Subsidiaries have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain and hold the same, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.13 Labor Matters. As of the Closing Date, there are no strikes, lockouts, slowdowns or any other material labor disputes against the Borrower or any Subsidiary pending or threatened. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

      SECTION 3.14 Use of Proceeds; Margin Regulations. All proceeds of each Loan, and each Letter of Credit, will be used by the Borrower only in accordance with the provisions of Section 5.08. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations U or X.

      SECTION 3.15 Subsidiaries. Schedule 3.15 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

      SECTION 3.16 Security Interests. The representations and warranties in the Security Documents are true and correct in all material respects.

      SECTION 3.17 Insurance. Schedule 3.17 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date. Except as noted on Schedule 3.17, as of the Closing, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

      SECTION 3.18 Solvency. Immediately after the consummation of the Agreement and the Church's Disposition to occur on or after the Closing Date, (a) the fair value of the assets of all of the Loan Parties, at a fair valuation, will exceed their collective debts and liabilities, subordinated, contingent or otherwise;
(b) Borrower and its Subsidiaries are able to pay their collective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (c) Borrower and its Subsidiaries, taken as a whole, do not have unreasonably small capital with which to conduct their respective businesses in which they are engaged, as such business is now conducted and is proposed to be conducted following the Closing Date.

                                   ARTICLE IV

                                   Conditions

      SECTION 4.01 Closing Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party, or (ii)a written consent via a consent supplement to this Agreement by certain Required Lenders, as such term is defined under the Existing Credit Agreement (signature pages delivered pursuant to clauses (i) and (ii) above may be provided by telecopy or electronic transmission).

            (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Bingham McCutchen LLP, substantially in the form of Exhibit B-1 and (ii) Dorsey & Whitney LLP, substantially in the form of Exhibit B-2, in each case counsel for the Borrower, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents as the Required Lenders (as defined in the Existing Credit Agreement) shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Agreement and any other legal matters relating to the Borrower, this Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and such other matters as may be reasonably required by the Administrative Agent.

            (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

            (f) All requisite Governmental Authorities and third parties shall have approved or consented to the Agreement and the other transactions contemplated hereby to the extent required (without giving effect to Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware) or in the opinion of the Administrative Agent may be advisable, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that is reasonably likely to restrain, prevent or impose burdensome conditions on the Agreement or the other transactions contemplated hereby.

            (g) [Reserved].

            (h) On a pro forma basis after giving effect to the Church's Disposition and the other transactions related thereto, (a) the ratio of
      (i) Consolidated Total Indebtedness as of the Closing Date to (ii) Consolidated EBITDA of the Borrower for the four fiscal quarters ending on October 3, 2004, shall not exceed 1.7 to 1.0; provided that the Consolidated EBITDA of the Borrower for the relevant period shall be determined on a pro forma basis, in a manner satisfactory to the Administrative Agent.

            (i) [Reserved].

            (j) The Collateral and Guarantee Requirement shall have been satisfied (other than with respect to paragraph (e) of such defined term). Notwithstanding anything to the contrary set forth in this paragraph (j), the Administrative Agent shall be satisfied in its sole discretion that the Borrower shall be taking all action reasonably necessary to comply with paragraph (e) of the Collateral and Guarantee Requirement within the period set forth therein.

            (k) [Reserved].

            (l) The Administrative Agent shall have received evidence that the insurance required by Section 5.09 and the Security Documents is in full force and effect and that the Collateral Agent, for the benefit of the Lenders, has been named as additional insured and loss payee thereunder.

            (m) The consummation of the Church's Disposition and the other transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any agreement of the Borrower or any of its Subsidiaries after giving effect to the Agreement and the other transactions hereby, except such as would not reasonably be expected to have a Material Adverse Effect.

            (n) There shall be no litigation or administrative proceeding that would reasonably be expected to have a Material Adverse Effect on (a) the business, assets, operations, prospects properties or conditions (financial, prospective or otherwise) of the Borrower after giving effect to the Agreement and the other transactions contemplated hereby, or (b) the ability of the parties to consummate the Agreement or other transactions contemplated hereby.

            (o) The Administrative Agent shall have received, for distribution to all Lenders executing this Agreement by 5:00 p.m. New York City time on December 15, 2004, a fee equal to 0.10% of such Lender's outstanding Loans and Commitments immediately prior to the Closing Date.

            (p) The Borrower shall (i) have made a voluntary prepayment of the Term Loans in an aggregate amount equal to $10,000,000 to be applied in accordance with optional prepayment provision of Section 2.10(e) and (ii) have made a permanent reduction of the Revolving Commitment in an aggregate amount equal to $25,000,000.

            (q) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower pursuant to Section 6.06(a).

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on December 29, 2004.

      SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

            (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

            (c) The parties understand and acknowledge that with respect to any of the covenants set forth in Sections 6.10, 6.12, 6.13 and 6.14, Borrower may continue to make Borrowings hereunder until the delivery of financial information pursuant to Section 5.01(a), as applicable, unless, the Borrower has actual knowledge that there has been a Default or Event of Default with respect to any of such covenants (it being understood that Section 4.02(b) shall apply with respect to any Default or Event of Default).

            (d) With respect to any Revolving Loan Borrowing, the Term Loans shall have been repaid in full together with the accrued interest thereon.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

      SECTION 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.10, 6.12, 6.13 and 6.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) promptly after the same become publicly available, copies of all periodic and other reports (including any accountants' reports, comment letters and material press releases or press releases relating to financial matters), proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission or with any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided that with respect to filings with the Securities and Exchange Commission, only a notice of such filing shall be provided;

            (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

            (g) within 75 days of the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget.

            (h) within 90 days after the end of each fiscal year of the Borrower, a summary of the insurance coverage in full force and effect; and

            (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

            (j) Notwithstanding any other provision of this Agreement, until the Borrower has delivered all the financial information and statements required to be delivered by Section 5 hereunder in accordance therewith, the Borrower shall provide to the Lenders, not later than thirty (30) days after the end of each of the Company's twenty-eight (28) day fiscal periods, a financial report containing, without limitation, information regarding domestic comparative store sales, system sales, total revenues, Indebtedness, Cash, Cash Equivalents, and any other information the Administrative Agent may reasonably request from time to time, in each case to at least the level of detail as customarily provided to executive management and/or the board of directors of the Borrower.

      SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

            (d) the occurrence of any environmental event that, alone or together with any other environmental events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, disposition or dissolution permitted under Section 6.03.

      SECTION 5.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities and Material Indebtedness, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.05 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation (subject to restoration obligations) excepted.

      SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with sound business practices sufficient to permit the preparation of financial statements auditable in accordance with GAAP, in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Borrower shall have the right to have its representatives present during any such examinations and conferences.

      SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Tranche A Term Loan, Tranche B Term Loan and the Revolving Loan will be used only for general corporate purposes (including, without limitation, payment of fees, expenses, and other transaction costs contemplated hereunder). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

      SECTION 5.09 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations including, without limitation, appropriate environmental liability insurance reasonably satisfactory to the Administrative Agent in any case no less favorable than that which the Borrower has in place on the Closing Date, to a date not less than six months following the Tranche B Term Loan Maturity Date and (b) all insurance required to be maintained pursuant to the Security Documents. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of

Governors of the Federal Reserve System. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

      SECTION 5.10 Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any changes as required by the Collateral Agreement (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity, jurisdiction of incorporation or organization, or corporate or organizational structure or (iv) in any Loan Party's Organization Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

            (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause
      (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Initial Effective Date or the date of the most recent certificate delivered pursuant to this Section.

      SECTION 5.11 Additional Subsidiaries and Real Property Assets. (a) If any additional Subsidiary is formed or acquired after the Closing Date, the Borrower will notify the Administrative Agent thereof and, within ten Business Days (or such longer period as the Administrative Agent may permit in light of the circumstances) after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party to the extent required by the Collateral and Guarantee Requirement. The Borrower shall, and shall cause its Subsidiaries to, use reasonable efforts to have domestic Subsidiaries that are not Subsidiary Loan Parties comply with the Collateral and Guarantee Requirement, including, without limitation, having third party stockholders of any such Subsidiary provide any necessary consents to such compliance.

            (b) With respect to any Real Property Asset that individually has a book value upon acquisition in excess of $250,000, and upon the aggregate book value of properties acquired exceeding $5,000,000 any Real Property Asset that individually has a book value upon acquisition in excess of $100,000, to be acquired by Borrower or any of its Subsidiaries after the Closing Date (each an "Acquisition Property" and collectively, the "Acquisition Properties") Borrower shall, and shall cause its Subsidiaries to, (i) not less than ten (10) Business days after the acquisition thereof, notify Administrative Agent in writing of such acquisition; (ii) not later than five days after a Mortgage is delivered to Borrower, execute and deliver the Mortgage to Administrative Agent (each an "Additional Mortgage" and collectively the "Additional Mortgages") duly executed by the Borrower or applicable Subsidiary together with evidence that such Additional Mortgage has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, so as to effectively create a valid and enforceable first priority lien, subject to Permitted Encumbrances, on such Acquisition Property in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (iii) not later than the date on which such Mortgage is delivered, have delivered to Administrative Agent a title report in respect of any such Acquisition Property; (iv) if such Acquisition Property is to be held by Borrower or one of its Subsidiaries as a leasehold interest, exercise commercially reasonable efforts to obtain and deliver to Administrative Agent
(x) the consent of the lessor thereof to the encumbering by Borrower or the applicable Subsidiary of its leasehold interest as a condition to Borrower's obligation to deliver an Additional Mortgage and (y) upon the request of Administrative Agent, deliver to Administrative Agent an estoppel letter from the landlord, in form and substance reasonably satisfactory to Administrative Agent, environmental audits prepared by nationally recognized professional consultants or other consultants mutually acceptable to Borrower and Administrative Agent, in form, scope and substance satisfactory to Administrative Agent in its reasonable discretion. Notwithstanding anything to the contrary set forth in this Agreement, if a Default has occurred and is continuing, Borrower and its Subsidiaries shall be obligated to comply with this
Section 5.11 with respect to all Real Property Assets within 60 days of receipt of notice of such Default from the Administrative Agent. The Borrower will, no less than once during each six month period, provide the Administrative Agent with a list of real property acquired by Borrower and its Subsidiaries since the date of the last list provided pursuant to this Section 5.11.

            (c) If Borrower or any Subsidiary is required to deliver an Additional Mortgage with respect to any Acquisition Property, Borrower shall deliver or shall cause such subsidiary to deliver to Administrative Agent, and promptly thereafter evidence that such Additional Mortgage has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, so as to effectively create a valid and enforceable first priority lien, subject to Permitted Encumbrances, on such Acquisition Property in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; an ALTA mortgage title insurance policy if available in the jurisdiction in which the Acquisition Property is located (each an "Additional Mortgagee Policy" and collectively, the "Additional Mortgagee Policies") issued by the Title Company, in an amount reasonably satisfactory to Administrative Agent (but not in excess of Administrative Agent's reasonable determination of the fair market value of the Acquisition Property), assuring Administrative Agent that the Additional Mortgage in connection with the acquisition thereof creates a valid and enforceable first priority mortgage lien on such Acquisition Property, free and clear of all defects and encumbrances except Permitted Encumbrances, and subject to a standard survey exception, and which Additional Mortgagee Policy shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent. If any Real Property Asset of Borrower or any of its Subsidiaries is to be leased or subleased by the Borrower or applicable Subsidiary to a non-Affiliate of Borrower, Administrative Agent agrees to deliver, on behalf of itself and all Lenders an agreement of subordination, non-disturbance and attornment substantially in the form attached hereto as Exhibit E (subject to such necessary modifications to comply with the laws of the applicable jurisdiction in which it will be filed), subordinating the leasehold interest of such third party to the Additional Mortgage and the Lien created thereby, which agreement shall be executed by Borrower or the applicable Subsidiary as lessor (or sublessor, as the case may be) and the lessee (or sublessee, as the case may be).

            (d) If no Default has occurred and is continuing and Borrower or any Subsidiary Loan Party sells any Mortgaged Property or Acquisition Property to a franchisee or non-Affiliate of Borrower in connection with the sale of the land and/or improvements (building, furniture, fixtures and equipment) thereon to such franchisee or non-Affiliate of Borrower, then Administrative Agent shall deliver a release of the Mortgage or Additional Mortgage to Borrower's counsel or to the relevant Title Company, to be held in trust pending the closing of any such sale.

            Notwithstanding anything to the contrary herein, the Administrative Agent may in its sole discretion exclude particular Real Property Assets from the Collateral if it determines that the cost or impracticality of including such assets would be excessive or disproportionate in relation to (i) the benefits to the Lenders and (ii) the value of such Real Property Asset.

      SECTION 5.12 Compliance with Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with its obligations under each agreement to which it is a party and enforce its rights thereunder in a commercially reasonable manner, to the extent a failure to do so could reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.13 Further Assurances. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agreesf to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            (b) If any material assets other than Real Property Assets addressed in Section 5.11 are acquired by the Borrower or any Subsidiary Loan Party after the Closing Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph
(a) of this Section, all at the expense of the Loan Parties.

      SECTION 5.14 Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents; provided, however, so long as no Event of Default shall have occurred or be continuing, Borrower or its Subsidiaries may retain and apply such Net Proceeds in accordance with the provision of Section 2.10(c).

      SECTION 5.15 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its fiscal years and quarters to end on the dates shown on the period calendar attached hereto as Schedule 5.15.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

      SECTION 6.01 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness with respect to the Loans and Obligations;

            (b) Indebtedness existing on the date hereof and set forth in
      Schedule 6.01, and any extensions, renewals or replacements of any such Indebtedness as long as the principal amount thereof is not increased and the Indebtedness remains unsecured to the extent originally unsecured;

            (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that (i) the proceeds from such Indebtedness shall not be issued by a Subsidiary that is subject to a restrictive agreement permitted under Section 6.08; (ii) all such intercompany Indebtedness shall be evidenced by intercompany notes; (iii) the obligations of each obligor on such Indebtedness shall be subordinated in right of payment to the payment and performance of such obligor's obligations, if any, (whether as a borrower, guarantor or pledgor of Collateral under the Loan Documents to which such obligor is a party) pursuant to the terms of the intercompany notes; (iv) such intercompany Indebtedness shall be reduced pro tanto by the amount of any payments made by such obligor in respect of its Obligations under any guarantee of the Obligations; and (v) the intercompany notes evidencing such indebtedness shall be pledged to Lenders;

            (d) Guarantees by the Borrower of any Indebtedness of its Subsidiaries permitted under this Section 6.01 or Guarantees by Borrower or any of its Subsidiary Loan Parties of loans to franchisees which together with Investments consisting of direct loans to franchisees as permitted in Sections 6.03 or 6.04, non-cash consideration received by the Borrower or any of its Subsidiaries to the extent permitted under Section 6.03(vi) and other Investments permitted under Section 6.04(c) not to exceed an aggregate amount of $35,000,000 at any time outstanding; provided, that such Guarantees (i) are unsecured, (ii) shall constitute debt for the purpose of compliance with Section 6.04 herein, (iii) would not create a Default and (iv) have terms and conditions that are substantially similar to or consistent with those customarily offered by the Borrower to such franchisees and provided further that the aggregate amount of obligations Guaranteed shall not exceed in any event $20,000,000.

            (e) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with the construction of properties for its "turnkey" program in an aggregate principal amount not to exceed $15,000,000 outstanding at any time;

            (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $2,000,000 at any time outstanding;

            (g) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

            (h) Indebtedness of the Borrower that constitutes Subordinated Debt or subordinated guarantees of Subordinated Debt subordinated to the same extent as the underlying indebtedness; provided that with respect to future Subordinated Debt, at the time of the incurrence of such Indebtedness and after giving effect thereto the Total Leverage Ratio shall be no greater than 2.00:1.0.

            (i) Indebtedness consisting of contingent obligations in respect of Letters of Credit;

            (j) Indebtedness consisting of contingent obligations under interest rate cap, collar or similar hedging agreements designed to protect Borrower or its Subsidiaries against fluctuations in interest rates with respect to the Loans and with respect to commodity and currency hedging arrangements entered into in the ordinary course of business;

            (k) Permitted Earnout Agreements;

            (l) Permitted Investments to the extent also constituting Indebtedness;

            (m) Indebtedness otherwise permitted under Sections 6.04 and 6.05;

            (n) Indebtedness for guaranties of operating leases in the ordinary course of business; the aggregate net rental expense with respect to such leases not to exceed $5,000,000;

            (o) unsecured Indebtedness regarding any note or similar debt instrument issued to Al Copeland and certain of his family members with regard to the Popeye's spice royalty purchase in an aggregate principal amount not to exceed $30,000,000;

            (p) Indebtedness with respect to Permitted Sale Leasebacks; and

            (q) other Indebtedness (including without limitation pursuant to Capital Lease Obligations to the extent such Capital Lease Obligations are not Permitted Sale Leasebacks) not falling within another exception listed above, in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that such Indebtedness may be secured by Liens on any assets purchased, constructed or financed with such Indebtedness and the proceeds of such Indebtedness shall be used to provide not less than 70% of the original purchase price of such asset or the amount expended to construct or improve such asset as the case may be.

      SECTION 6.02 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances and Liens securing the Obligations;

            (b) any Lien (other than Permitted Encumbrances) on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof ;

            (c) Liens securing Indebtedness permitted by Sections 6.01(e) and
      (n);

            (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
      (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
      (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

            (e) any Lien arising from put or call options in connection with Permitted Joint Venture Investments.

      SECTION 6.03 Fundamental Changes and Asset Sales. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of the Subsidiary Loan Parties (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that to the extent either such Subsidiary is a Subsidiary Loan Party, the surviving entity shall be a Subsidiary Loan Party, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (v) Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in amount at least equal to the fair market value thereof, (vi) Borrower or its Subsidiaries may make Specified Asset Sales provided that, such Specified Asset Sales can be made for Cash or non-Cash consideration until the amount of non-Cash consideration exceeds $10,000,000 in the aggregate; thereafter, such Specified Asset Sales shall be made for at least 66 2/3% in Cash (provided that the limitation with respect to Cash consideration set forth in this Section 6.03(vi) shall not apply to the asset sales described under clause (iv) of the definition of Specified Asset Sales), (vii) Borrower or its Subsidiaries may take any action permitted by Section 6.04 below to the extent constituting an Asset Sale,
(viii) subject to Section 6.16, Borrower and its Subsidiaries may make Asset Sales (other than Specified Asset Sales) having an aggregate fair market value not in excess of $20,000,000 in any fiscal year; provided that (A) the consideration received for each such Asset Sale shall be in an amount at least equal to the fair market value thereof; (B) the consideration for each such Asset Sale is at least 66 2/3% in Cash and (C) the proceeds of such Asset Sales shall be applied as required by Section 2.10(c), (ix) Borrower may reorganize for the purpose of changing its jurisdiction of incorporation to the State of Delaware or the State of Georgia, and (x) notwithstanding anything to the contrary herein, the Borrower shall be permitted to enter into and consummate the Church's Disposition, and CT, Church's Texas and AFC Holdings shall be released from any further obligations in connection with this Agreement and the Loan Documents, so long as the aggregate amount of gross proceeds from the Church's Disposition are no less than $375,000,000 (the "Church's Gross Proceeds").

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto and that will not materially change its or its Subsidiary's material lines of business taken as a whole as of the Closing Date. For the avoidance of doubt, the type of business conducted by the Borrower and its Subsidiaries as of the Closing Date is the franchising of food-service related businesses and the provision of directly related services and products and the distribution, wholesale and retailing of food and food related products.

      SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Investment, except:

            (a) Permitted Investments;

            (b) (i) [Reserved], (ii) Permitted Joint Venture Investments, (iii) [Reserved] and (iv) Investments by Subsidiaries in capital expenditures, all of which in the aggregate shall not exceed initially $25,000,000.

            (c) Investments consisting of extensions of credit to franchisees as permitted by Section 6.01 or which otherwise provide credit support to franchisees in respect of the deferral of royalty payments, rental payments, taxes, equipment sales, financing of restaurant properties, franchise agreements and development or territory agreements of such franchisees which together with Indebtedness permitted under Section 6.01(d) shall not exceed $20,000,000 in the aggregate;

            (d) Guarantees constituting Indebtedness permitted by Section 6.01;

            (e) Permitted Acquisitions either (i) the aggregate cash consideration paid with respect to which in any twelve month period shall not exceed $25,000,000 without the prior written consent of Required Lenders or (ii) to the extent made in consideration of the issuance of Capital Stock of the Borrower or with the proceeds of the issuance of Capital Stock of the Borrower (which proceeds are not required to be used to prepay the Loans pursuant to Section 2.10(c));

            (f) other Investments not addressed above, in an amount not to exceed $25,000,000 in the aggregate; and

            (g) any matter permitted in Section 6.03 to the extent it is an Investment.

      SECTION 6.05 Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks with respect to commodities or currencies to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating to fixed rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary; provided, that in the event that the Total Leverage Ratio exceeds 2.00 to 1.0 at any date of determination, then if on such date less than 30% of the funded Indebtedness of Borrower as reflected on the consolidated balance sheet of the Borrower for the most recent ended fiscal quarter accrues interest at a fixed rate of interest, the Borrower shall promptly enter into Swap Agreements, in form and substance reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Borrower and its Subsidiaries have consolidated floating rate interest exposure in respect of not more than 70% of its consolidated funded Indebtedness.

      SECTION 6.06 Restricted Payments. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except, following the consummation of the Church's Disposition, (i) the Borrower may declare or pay cash dividends with the proceeds of the Church's Disposition in an aggregate amount not to exceed $163,500,000 (the "Dividend Amount"); provided, however, that to the extent the Church's Gross Proceeds is less than $390,000,000, the Dividend Amount shall be reduced by a like amount on a dollar for dollar basis,
(ii) to the extent the Borrower reduces the LC Exposure below $8,306,330, the Dividend Amount shall be increased by a like amount on a dollar for dollar basis in an amount not to exceed $8,306,330 (the "LC Exposure Reduction Amount") and
(iii) to the extent that the Revolving Credit

Exposure exceeds $24,706,330 on the Closing Date, the Dividend Amount shall be decreased by a like amount on a dollar for dollar basis. With respect to clauses
(i), (ii) and (iii) above, at the time of any such declaration of payment no Event of Default shall have occurred and be continuing. The Borrower shall provide the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, with respect to clauses (i), (ii) and
(iii) above as to the change in the Dividend Amount and the Church's Gross Proceeds in reasonable detail.

            (b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment or prepayment of Indebtedness created or permitted under the Loan Documents and (ii) the scheduled interest payments on Subordinated Debt permitted pursuant to this Agreement in accordance with the terms thereof and only to the extent required thereby; provided that at the time of any payment of such restricted payment pursuant to this clause (ii) and immediately after giving effect thereto, (A) no Event of Default shall have occurred and be continuing under Section 7(a), or (B) no Event of Default shall have occurred under Section 7(e) and Section 7(f), provided further that before prohibiting payment for such Event of Default under Section 7(e) and Section 7(f), Administrative Agent shall have given the notice required under the Subordinated Debt indenture of its election to block such payments, subject to the subordination provisions of the permitted Subordinated Debt.

      SECTION 6.07 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries or between wholly owned Subsidiaries not involving any other non-Affiliate and between Borrower and other non-wholly owned Subsidiaries on a commercially reasonable basis, (c) any Restricted Payment permitted by Section 6.06, (d) reasonable and customary compensation or employee benefit arrangements with any officer or member of the Board of Directors of Borrower or any of its Subsidiaries entered into in the ordinary course of business and consistent with past practices, (e) the Employee Tax Loan Notes, and (f) employee stock purchase plans.

      SECTION 6.08 Restrictive Agreements. The Borrower will not, will not permit Subsidiary Loan Parties to and will use reasonable commercial efforts to prohibit any of its Subsidiaries that are not Subsidiary Loan Parties to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and are no more restrictive in any material respect than these provisions and (v) clause (a) of the foregoing shall not apply to customary provisions in contracts and leases entered into in the ordinary course restricting the assignment thereof.

      SECTION 6.09 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement (other than with or between Borrower and any of its Subsidiaries), directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for Permitted Sale Leasebacks and other sale leasebacks to the extent such other sale leasebacks and other Indebtedness permitted under
Section 6.01(q) do not exceed $30,000,000 and in no event shall such other sale leasebacks exceed $15,000,000 in the aggregate, it being understood that any such Permitted Sale Leaseback or other sale leaseback shall constitute a Prepayment Event.

      SECTION 6.10 Capital Expenditure. (a) The Borrower will not permit the aggregate amount of Consolidated Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year to exceed the corresponding amount set forth in the chart below opposite such fiscal year.

                                     Consolidated
                                       Capital
Fiscal Year                          Expenditures
-------------------                  ------------
2005 and thereafter                  $25,000,000

            (b) [Reserved.]

      SECTION 6.11 Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary Loan Party to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents if such amendment, modification or waiver would materially and adversely affect the interests of the Lenders or (b) any indenture, credit agreement or other document entered into to evidence or govern the terms of any Indebtedness permitted pursuant to Section 6.01(h) if the effect of such amendment, modification or waiver is to increase the interest rate on the Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default (other than to delay, waive or eliminate any such event of default), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Borrower or Lenders.

      SECTION 6.12 Minimum Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter the Borrower will not permit the ratio of (i) Consolidated EBITDAR less Taxes (excluding taxes associated with the Church's Disposition) less Consolidated Maintenance Capital Expenditure to (ii) Consolidated Fixed Charges, in each case for any period of four consecutive fiscal quarters ending on or after the Closing Date to be less than 1.3:1.0.

      SECTION 6.13 Interest Expense Coverage Ratio. As of the last day of any fiscal quarter, the Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the previous four consecutive fiscal quarters then ended to be less than 3.0:1.0.

      SECTION 6.14 Total Leverage Ratio. As of the last day of any fiscal quarter, the Borrower will not permit the Total Leverage Ratio as of such day to exceed the ratio set forth below opposite the period during which such fiscal quarter ends:

Fiscal Quarter                                 Total Leverage Ratio
-----------------------------------------      --------------------
Fourth Fiscal Quarter 2004 and thereafter           2.00:1.0

      SECTION 6.15 [Reserved].

      SECTION 6.16 Disposal of Subsidiary Stock. Except for any sale of any Regulatory Shares or all of the Capital Stock of a Subsidiary owned by the Borrower or its Subsidiaries, in each case in compliance with the provisions of
Section 6.03 hereof, Borrower shall not directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries (including such Subsidiary), except to Borrower, a Subsidiary Loan Party, or to qualify directors if required by applicable law.

                                  ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

            (c) [Reserved];

            (d) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

            (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.08 or in Article VI or in paragraph (e) of the Collateral and Guarantee Requirement;

            (f) the Borrower or any Subsidiary Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or in any of the Security Documents (other than with respect to Collateral with an aggregate fair market value of which does not exceed $1,000,000), and such failure shall continue unremedied for a period of thirty days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

            (g) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure continues beyond applicable cure periods;

            (h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (j) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (k) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (l) any money judgments, writ or warrant of attachment or similar process which is beyond all rights of appeal involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

            (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (n) a Change in Control shall occur;

            (o) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having an aggregate fair market value of $1,000,000 or more, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document;

            (p) at any time after the execution and delivery thereof, (i) the Collateral Agreement for any reason, other than the satisfaction in full of all Obligations and termination of the Commitments, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Subsidiary Loan Party shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void (other than with respect to Collateral with an aggregate fair market value of which does not exceed $1,000,000) or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived, then Required Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Required Lenders and are not intended to benefit Borrower and do not grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder or preclude Lenders from exercising any of their rights and remedies under the Loan Documents, even if the conditions set forth herein are met.

                                  ARTICLE VIII

                            The Administrative Agent

            SECTION 8.01 General.

            Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

            Each Lender hereby further authorizes Collateral Agent to enter into each Security Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Security Document; provided that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Security Document without the prior consent of Required Lenders; provided further, however, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Security Document in the event that such asset is sold or otherwise disposed of in a transaction effected in accordance with Sections 6.03 or 6.04 (and shall, at the reasonable request of Borrower execute such documents and instruments).

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
      Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Lender further acknowledges that each of J.P. Morgan Securities, Inc. and Credit Suisse First Boston shall have no obligations under this Agreement.

            SECTION 8.02 Breakage Cost Cash Collateral Account

            (a) Within sixty (60) days following the Initial Effective Date, the Borrower shall establish with the Administrative Agent (i) an account (the "Breakage Cost Cash Collateral Account") in the name of the Administrative Agent (for the benefit of the Lenders), into which the Borrower may from time to time deposit Dollars pursuant to, and in accordance with Sections 2.10(c) and 2.10(f) hereof. The Breakage Cost Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent and shall be subject to a control agreement entered into between the Borrower and the Administrative Agent. In the case of funds deposited in the Breakage Cost Cash Collateral Account (i) in accordance with Section 2.10(c), unless a Default has occurred and is continuing, the Administrative Agent will release such funds as set forth in Section 2.10(c) and (ii) in accordance with Section 2.10(f), the Administrative Agent will apply such funds as set forth in Section 2.10(f).

            (b) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Breakage Cost Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided, that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent; provided, that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Breakage Cost Cash Collateral Account in anything other than Cash Equivalents.

            (c) Any net income or gain on the investment of funds from time to time held in the Breakage Cost Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Breakage Cost Cash Collateral Account; and any net loss on any such investment shall be charged against the Breakage Cost Cash Collateral Account.

            (d) The Administrative Agent, the Issuing Bank or any of the Lenders shall not be a trustee for any of the Loan Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Breakage Cost Cash Collateral Account, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the Uniform Commercial Code. None of the Administrative Agent, the Issuing Bank or any of the Lenders shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this
      Section 8.02 or for any decrease in the value of the investments held in the Breakage Cost Cash Collateral Account.

            (e) Grant of Security Interest. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to enter into this Agreement, as security for the payment of all of the Obligations, each of the Loan Parties hereby assigns to the Administrative Agent (for the benefit of the Lenders) and grants to the Administrative Agent (for the benefit of the Lenders), a first priority Lien upon all of such Loan Party's rights in and to the Breakage Cost Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Breakage Cost Cash Collateral Account and all products and proceeds of any of the foregoing. All Cash, documents, instruments and securities from time to time on deposit in the Breakage Cost Cash Collateral Account, and all rights pertaining to investments of funds in the Breakage Cost Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Loan Parties, the Administrative Agent or any of the Lenders, become subject to the Lien set forth in this

      Section, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

            (f) Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Breakage Cost Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Breakage Cost Cash Collateral Account in accordance with Section 2.10.

                                   ARTICLE IX

                                  Miscellaneous

      SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (b) if to the Borrower, to it at Six Concourse Parkway, Suite 1700, Atlanta, GA 30328-5352, Attention of Treasurer (Telecopy No. 770/353-350-3761); and in the case of any notice of default or an Event of Default, concurrently to each of AFC Enterprises, Inc., Six Concourse Parkway, Suite 1700, Atlanta, GA 30328-5352, Attention of General Counsel (Telecopy No. 770/353-3060) and to Cohen Pollock Merlin Axelrod & Small, P.C., 3350 Riverwood Parkway, SE, Suite 1600, Atlanta, GA 30339-3359, Attention of Steven A. Fetter, Esq.;

            (c) if to the Administrative Agent, to JPMCB, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mr. Muniram Appanna (Telecopy No. (212) 552-2261), with a copy to JPMCB, 707 Travis Street, 4th Floor, Houston, Texas 77002, Attention of Debra Harris (Telecopy No. (713) 216-6710);

            (d) if to the Issuing Bank, to JPMCB, 707 Travis Street, 4th Floor, Houston, Texas 77002, Attention of Debra Harris (Telecopy No. (713) 216-6710);

            (e) if to the Swingline Lender, to JPMCB, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mr. Muniram Appanna (Telecopy No. (212) 552-5658), with a copy to JPMCB, 707 Travis Street, 4th Floor, Houston, Texas 77002, Attention of Debra Harris (Telecopy No. (713) 216-6710); and

            (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            (g) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            (h) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment or Applicable Percentage of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.10 or Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class (in addition to any consent required under any other clause of this Section), (ix) change the rights of the Tranche B Term Loan Lenders to decline mandatory prepayments as provided in Section 2.10, without the written consent of Tranche B Term Loan Lenders holding a majority of the outstanding Tranche B Term Loans; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

      SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Agreement or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Agreement, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

            (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

            (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment.

      (ii) Assignments shall be subject to the following additional conditions:

            (C) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 for the Revolving Loan Facility or $1,000,000 for the Term Loan facilities unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Article VII has occurred and is continuing;

            (D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this Section 9.04(b)(ii)(B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

            (E) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

            (F) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an

Administrative Questionnaire; and

            (G) in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have have been approved by the Company (the Company hereby agreeing that such approval, if requested will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such CLO.

            For the purposes of this Section 9.04(b), the terms "Approved Fund" and "CLO" have the following meanings:

            "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

      (ii) Subject to acceptance and recording thereof pursuant to paragraph
      (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph
      (c) of this Section.

      (iii) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
      Section 2.18(c) as though it were a Lender.

      (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

            (d) Any Lender may, without the consent of the Borrower or Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

            (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who have a legitimate need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.14 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

      SECTION 9.15 Reaffirmation and Grant of Security Interests. (a) Each Loan Party has (i) guarantied the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations hereunder, under the Guarantee. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment and restatement of the Existing Credit Agreement effected pursuant to this Agreement. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations and all Guarantee, as the case may be, including without limitation the payment and performance of all such Obligations and all Guarantee which are joint and several obligations of each grantor now or hereafter existing, and (ii) grants to the Administrative Agent for the benefit of the Lenders a continuing lien on and security interest in and to such Loan Party's right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations and all Guarantee (whether at stated maturity, by acceleration or otherwise).

            (b) Each Loan Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the amendment and restatement of the Existing Credit Agreement. Each Loan Party represents and warrants that all representations and warranties contained in the Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

      SECTION 9.16 Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Credit Agreement and that all Indebtedness and Obligations and Guarantee of Borrower and its Subsidiaries hereunder and thereunder shall be secured by the Security Documents and that this Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreements. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Credit Agreement made under and in accordance with the terms of subsection 9.02 of the Existing Credit Agreement. In addition, unless specifically amended hereby, each of the Loan Documents, the Exhibits and Schedules to the Existing Credit Agreement shall continue in full force and effect and that, from and after the Closing Date, all references to the "Credit Agreement" contained therein shall be deemed to refer to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        AFC ENTERPRISES, INC.,

                                        By /s/ Fred B. Beilstein
                                           ------------------------------------
                                           Name: Fred B. Beilstein
                                           Title:  Chief Financial Officer

                                        JPMORGAN CHASE BANK, individually
                                        as a Lender and as Administrative Agent,

                                        By /s/ H. David Jones
                                           -------------------------------------
                                           Name: H. David Jones
                                           Title: Vice President

                   [Signatures of Individual Lenders Omitted]

                                    EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

      Reference is made to the Amended and Restated Credit Agreement dated as of December 16, 2004 (as amended and in effect on the date hereof, the "Credit Agreement"), among AFC Enterprises, Inc., the Lenders named therein, JPMCB, as Administrative Agent for the Lenders and JPMorgan Securities Inc. and Credit Suisse First Boston as Co-Lead Arrangers. Terms defined in the Credit Agreement are used herein with the same meanings.

      The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans, Tranche A Term Loans and/or Tranche B Term Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

      This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

      This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

                                                         Percentage Assigned of Facility/Commitment
                                                         (set forth, to at least 8 decimals, as a
                                                         percentage of the Facility and the aggregate
Facility                  Principal Amount Assigned      Commitments of all Lenders thereunder)
--------                  -------------------------      --------------------------------------------
Commitment Assigned:      $                                                                         %
Revolving Loans:          $                                                                         %
Tranche A Term Loans      $                                                                         %
Tranche B Term Loans      $                                                                         %

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                        [Name of Assignor], as Assignor

                                        By: ------------------------------------
                                            Name:

                                        Title:

                                        [Name of Assignee], as Assignee

                                        By: ------------------------------------
                                            Name:
                                            Title:


The undersigned hereby consent to the within assignment:(14)

Name of Borrower],                               JPMorgan Chase Bank,
                                                 as Administrative Agent,

By: --------------------------                   By: ---------------------------
    Name:                                            Name:
    Title:                                           Title:

--------
14 Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.